Exhibit 99.1

Imperial provides Kearl operational update

Calgary, Alberta – September 2, 2020 – Imperial today confirmed it is undertaking a controlled ramp down at its Kearl oil sands operation due to an ongoing outage on a third-party diluent pipeline related to a release that was detected on August 29, 2020. All production at the Kearl operation has ceased at this time, and the facilities remain ready to ramp up to full production rates once the diluent pipeline is back in service and diluent supply is restored.

Imperial’s first priority continues to be the safety of our employees, contractors and the communities where we operate, and the shutdown will be conducted in a safe and controlled manner. The company is pursuing a number of steps to try to mitigate the operational impacts.

The impact of the outage and a timeline for restart is unknown at this time.

For further information:

Investor relations	Media relations
(587) 476-4743	(587) 476-7010

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

Cautionary statement: Statements of future events or conditions in this release, including projections, targets, expectations, estimates, and business plans are forward-looking statements. Forward-looking statements in this release include, but are not limited to, references to the controlled shutdown of the Kearl operation, the readiness of facilities to ramp up to full production rates once the diluent pipeline is back in service, the ability to safely shutdown, steps to mitigate operational impacts, and the impact of the outage and timing for restart of the Kearl operation.

Forward-looking statements are based on the company’s current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning the length of the third party pipeline outage and restoration of diluent supply; the ability to source alternate diluent supply; the company’s ability to effectively execute on its business response and continuity plans; the company’s ability to effectively restart production at the facility; production rates; applicable laws and government policies and actions, including restrictions in response to COVID-19; demand growth and energy source, supply and mix; general market conditions; commodity prices; and capital and environmental expenditures could differ materially depending on a number of factors. These factors include availability and performance of third party service providers, including in light of restrictions related to COVID-19; unanticipated technical or operational difficulties; operational hazards and risks; management effectiveness and disaster response preparedness, including business continuity plans in response to COVID-19; the receipt, in a timely manner, of regulatory and third-party approvals; political or regulatory events, including changes in law or government policy such as actions in response to COVID-19; global, regional or local changes in supply and demand for oil, natural gas, and petroleum products and resulting price, differential and margin impacts; general economic conditions; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K and subsequent interim reports on Form 10-Q.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial Oil Limited. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.